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                                                                    EXHIBIT 23.2
               [KPMG DEUTSCHE TREUHAND-GESELLSCHAFT LETTERHEAD]





THE BOARD OF DIRECTORS
HAYES WHEELS INTERNATIONAL, INC.:

We consent to the use of our report dated May 21, 1997, related to the consolidated balance sheets of Lemmerz Holding GmbH and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years then ended, incorporated by reference herein, and to the references to our firm under the headings "Summary Historical Financial Information", and "Experts" in the Registration Statement (Form S-4) dated August 25, 1997.



                        KPMG Deutsche Treuhand - Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft.



Cologne, Germany
August 25, 1997